UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2026
___________________________________________
ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 5, 2026, Arcutis Biotherapeutics, Inc. (the “Company” or “Arcutis”) issued a press release relating to its financial results for the quarter ended June 30, 2026. The full text of the press release is furnished herewith as Exhibit 99.1.
The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2026, L. Todd Edwards notified Arcutis Biotherapeutics, Inc. (the “Company”) of his decision to resign as chief commercial officer of the Company, effective as of August 21, 2026. Mr. Edwards is pursuing an external opportunity and his resignation is not due to any disagreement with the Company.
The Company has commenced a search for a permanent chief commercial officer and has appointed Robert Lisicki as interim executive vice president, starting August 17, 2026, and as interim chief commercial officer, effective upon Mr. Edwards’ departure from the Company on August 21, 2026.

Mr. Lisicki, 59, most recently served as chief executive officer and a director at Zura Bio Limited from April 2024 to January 2026, and was previously their president and chief operating officer from January 2024. Mr. Lisicki is an experienced executive leader with a career spanning over 30 years in the biopharmaceutical industry. Mr. Lisicki has served on the board of Cadrenal Therapeutics, Inc. since July 2023. He previously served as the chief executive officer and a member of the board of directors of InCarda Therapeutics, Inc. from October 2022 to April 2023, where he remained as a consultant until June 2023. Mr. Lisicki previously served as the chief commercial officer at Arena Pharmaceuticals, Inc. from October 2018 until its acquisition by Pfizer in March 2022. At Arena Pharmaceuticals, Inc., Mr. Lisicki built the company’s global commercial infrastructure and contributed to its mergers and acquisitions activities totaling nearly $8.0 billion. Prior to Arena Pharmaceuticals, Inc., Mr. Lisicki served as vice president and general manager of inflammation and cardiovascular at Regeneron Pharmaceuticals, Inc. In this dual role, he led both commercial and developmental initiatives. His career also includes serving as a member of the board of CorHepta Therapeutics Inc. from May 2023 to January 2025 and Adiso Therapeutics, Inc. from October 2023 to August 2024, and in senior leadership roles as chief customer officer of Daiichi Sankyo, Inc. from August 2014 to April 2018, and in roles of increasing responsibility including vice president of Amgen Inc. from July 2005 to August 2014, with his initial experience in sales and marketing at The Janssen Pharmaceutical Companies of Johnson & Johnson from March 1995 to June 2005. He holds a Bachelor of Science degree in Finance and Economics from the State University of New York, Albany, New York.
The Company has entered into an employment offer letter (the “Employment Agreement”) with Mr. Lisicki and is expected to enter into a severance and change in control agreement (the “Severance & Change in Control Agreement”) and standard form of indemnification agreement with Mr. Lisicki on or before his employment start date.

Pursuant to the Employment Agreement, Mr. Lisicki will receive an annual base salary of $555,000 (pro-rated for any partial service) and a target annual performance bonus amount of 50% of his base salary (subject to achievement of certain performance goals, with a maximum achievement of 75% of his base salary). In addition, the board of directors of the Company approved two equity awards: an option grant to Mr. Lisicki to purchase 145,000 shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) and 55,000 restricted stock units. The option will vest and become exercisable at the rate of 2.0833% of the shares subject to the option on each monthly anniversary of the grant date, subject to Mr. Lisicki’s continued service through the applicable vesting date. The restricted stock units will vest as to 25% of the restricted stock units on each annual anniversary of the grant date, subject to Mr. Lisicki’s continued service through the applicable vesting date.

Pursuant to the Severance & Change in Control Agreement, in the event Mr. Lisicki is terminated without cause or resigns for good reason, in each case, with the period of time beginning three months prior to the closing of a change in control and ending 18 months following such closing, then he shall be eligible to receive the following severance benefits: (i) continued payment of up to (a) 18 months of his base salary and (b) 1.5 times his target performance bonus; (ii) 18 months of COBRA reimbursements; and (iii) with respect to any equity awards granted on or after the commencement of Mr. Lisicki’s employment, 100% accelerated vesting of his outstanding equity awards (except for any performance awards which will be governed by the terms of the award agreement and absence any such provisions will vest at the greater of target or actual performance). The severance benefits will be contingent on timely execution and non-revocation of a general release of claims and his continued compliance with applicable confidentiality provisions.

There is no arrangement or understanding between Mr. Lisicki and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Lisicki and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lisicki has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with the transition, Mr. Edwards and the Company executed a transition agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Edwards is entitled to receive a transition payment in an aggregate amount of up to $175,000, subject to, among others, his participation in an orderly transition of job duties and ongoing tasks. Any such payments will commence within 30 days after his transition from the Company and may continue through March 31, 2027.
The foregoing summary of the material terms of Mr. Lisicki’s employment with the Company are qualified by the actual terms of his Employment Agreement and Severance & Change in Control Agreement, and Mr. Edwards’ summary of material terms of his transition payment(s) are qualified by the actual terms of the Transition Agreement, each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2026 and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release August 5, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

August 5, 2026	By:	/s/ Latha Vairavan
Latha Vairavan
Chief Financial Officer